As filed with the Securities and Exchange Commission on May 12, 2011
Registration No. 333-172555
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Citigroup Funding Inc.
Citigroup Inc.
Safety First Trust Series 2007-3
Safety First Trust Series 2007-4
Safety First Trust Series 2008-1
Safety First Trust Series 2008-2
Safety First Trust Series 2008-3
Safety First Trust Series 2008-4
Safety First Trust Series 2008-5
Safety First Trust Series 2008-6
Safety First Trust Series 2008-7
Safety First Trust Series 2009-1
Safety First Trust Series 2009-2
Safety First Trust Series 2009-3
Safety First Trust Series 2009-4
Safety First Trust Series 2009-5
Safety First Trust Series 2009-6
Safety First Trust Series 2009-7
Safety First Trust Series 2009-8
Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware	42-1658283
52-1568099
42-6664147
42-6664148
42-6664149
42-6664150
42-6664151
42-6664152
42-6664153
94-6794956
94-6794959
94-6794960
94-6794962
94-6794963
94-6794965
94-6794967
94-6794969
94-6794971
94-6794972
(Exact name of registrant as specified in charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

399 Park Avenue
New York, New York 10043
(212) 559-1000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Julie Bell Lindsay, Esq.
General Counsel — Capital Markets and Corporate Reporting
Citigroup Inc.
399 Park Avenue
New York, New York 10043
(212) 559-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Karpf, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public:  At such time (from time to time) after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

(continued on the following page)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of		offering price	aggregate	Amount of
securities to be registered	Amount to be registered(1)(2)	per unit(1)	offering price(1)	registration fee(3)
Trust Certificates (the “Certificates”) of the Trusts
Guarantees of Citigroup Funding Inc. with respect to the Certificates of the Trusts(4)
Guarantees of Citigroup Inc.(5)
Total			$110,000,000(6)	$12,771(3)

(1)	The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price for each class of securities will be determined from time to time in connection with the issuance of the securities registered hereby and is not specified as to each class of securities pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, and Rule 457(o) under the Securities Act.

(2)	Includes an indeterminate number of securities registered hereby that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 457(f), no filing fee is required for the registration of an indeterminate number of securities that may be offered or sold by affiliates of the Registrants in market-making transactions. Pursuant to Rule 457(p) under the Securities Act, the filing fee is offset by $11,610 that has already been paid with respect to securities previously registered and not sold under the Registrants’ Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-154914) filed on February 11, 2011. A filing fee of $1,161 was previously paid in connection with the initial filing of this Registration Statement on March 2, 2011 registering $10,000,000 aggregate principal amount of securities.

(4)	Includes the rights of holders of the Certificates under any guarantees and certain back-up undertakings, comprised of the obligations of Citigroup Funding Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Certificates) and such obligations of Citigroup Funding Inc. as set forth in the amended and restated declaration of trust of each Trust, in each case as further described in the Registration Statement. No separate consideration has been received or will be received for any guarantees or such back-up obligations.

(5)	No separate consideration will be received for the Citigroup Inc. Guarantees.

(6)	The aggregate public offering price of the securities registered hereby (excluding the securities that are registered hereby solely for purposes of market-making transactions) will not exceed $110,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

This Pre-Effective Amendment No. 2 to the Registrants’ Registration Statement on Form S-3 (File No. 333-172555) is being filed solely for the purpose of filing exhibit 5(a) to this Registration Statement and no changes or additions are being made hereby to the trust certificates prospectus which forms part of this Registration Statement or to Items 14, 15 or 17 of Part II of this Registration Statement. Accordingly, the trust certificates prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below, except for the commission registration fee, are estimates.

Commission Registration Fee	$1,161
Accounting Fees	80,000
Trustees’ Fees and Expenses	60,000
Printing and Engraving Fees	300,000
FINRA Fee	75,500
Legal Fees and Expenses	300,000
Stock Exchange Listing Fees	50,000

Total	$866,661

Item 15.  Indemnification of Directors and Officers.

Citigroup

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Citigroup Funding

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section One of Article VII of Citigroup Funding’s By-Laws provides that Citigroup Funding shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup Funding also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Citigroup Funding’s Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Funding. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup Funding’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup Funding by or on behalf of such indemnifying party.

The Safety First Trusts

The form of amended and restated declaration of trust for each of Safety First Trust Series 2007-3, Safety First Trust Series 2007-4, Safety First Trust Series 2008-1, Safety First Trust Series 2008-2, Safety First Trust Series 2008-3, Safety First Trust Series 2008-4, Safety First Trust Series 2008-5, Safety First Trust Series 2008-6, Safety First Trust Series 2008-7, Safety First Trust Series 2009-1, Safety First Trust Series 2009-2, Safety First Trust Series 2009-3, Safety First Trust Series 2009-4, Safety First Trust Series 2009-5, Safety First Trust Series 2009-6, Safety First Trust Series 2009-7 and Safety First Trust Series 2009-8 (each a “Safety First Trust”) provides that no Institutional Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, Delaware Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a “Fiduciary Indemnified Person”), and no Regular Trustee (as defined in each amended and restated declaration of trust), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Safety First Trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to such Safety First Trust, any Affiliate (as defined in the amended and restated declaration of trust) of such Safety First Trust or any holder of securities issued by such Safety First Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Safety First Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Safety First Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such amended and restated declaration of trust or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person’s or Company Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions. The amended and restated declaration of trust of each Safety First Trust also provides that, to the full extent permitted by law, Citigroup Funding Inc. (the “Company”) shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Safety First Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Safety First Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated declaration of trust of each Safety First Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Safety First Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Safety First Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to such Safety First Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The amended and restated declaration of trust of each Safety First Trust further provides that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the amended and restated declaration of trust. The directors and officers of the Company and the individual trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Safety First Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company’s directors and their officers and the Safety First Trust Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the Safety First Trusts by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 17 herein.

See the Underwriting Agreement Basic Provisions filed as Exhibit 1(a) for certain indemnification provisions.

Item 16.  Exhibits.

Exhibit
Number		Description

1(a)	—	Underwriting Agreement Basic Provisions for the offering of the Principal-Protected Trust Certificates being registered under this Registration Statement (incorporated by reference to Exhibit 1(a) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(a)	—	Certificate of Trust of Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4) (incorporated by reference to Exhibit 3(m) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(b)	—	Certificate of Trust of Safety First Trust Series 2007-4 (formerly Safety First Trust Series 2006-5) (incorporated by reference to Exhibit 3(n) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(c)	—	Certificate of Trust of Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6) (incorporated by reference to Exhibit 3(o) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(d)	—	Certificate of Trust of Safety First Trust Series 2008-2 (formerly Safety First Trust Series 2006-7) (incorporated by reference to Exhibit 3(p) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(e)	—	Certificate of Trust of Safety First Trust Series 2008-3 (formerly Safety First Trust Series 2006-8) (incorporated by reference to Exhibit 3(q) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(f)	—	Certificate of Trust of Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (incorporated by reference to Exhibit 3(r) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).

Exhibit
Number		Description

4(g)	—	Certificate of Trust of Safety First Trust Series 2008-5 (formerly Safety First Trust Series 2006-10) (incorporated by reference to Exhibit 3(s) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(h)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4) (incorporated by reference to Exhibit 4(t) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(i)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-4 (formerly Safety First Trust Series 2006-5) (incorporated by reference to Exhibit 4(u) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(j)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6) (incorporated by reference to Exhibit 4(v) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(k)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-2 (formerly Safety First Trust Series 2006-7) (incorporated by reference to Exhibit 4(w) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(l)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-3 (formerly Safety First Trust Series 2006-8) (incorporated by reference to Exhibit 4(x) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(m)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (incorporated by reference to Exhibit 4(y) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(n)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-5 (formerly Safety First Trust Series 2006-10) (incorporated by reference to Exhibit 4(z) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(o)	—	Certificate of Trust of Safety First Trust Series 2008-6 (incorporated by reference to Exhibit 3(w) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(p)	—	Certificate of Trust of Safety First Trust Series 2008-7 (incorporated by reference to Exhibit 3(x) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(q)	—	Certificate of Trust of Safety First Trust Series 2009-1 (incorporated by reference to Exhibit 3(y) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(r)	—	Certificate of Trust of Safety First Trust Series 2009-2 (incorporated by reference to Exhibit 3(z) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(s)	—	Certificate of Trust of Safety First Trust Series 2009-3 (incorporated by reference to Exhibit 3(aa) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).

Exhibit
Number		Description

4(t)	—	Certificate of Trust of Safety First Trust Series 2009-4 (incorporated by reference to Exhibit 3(bb) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(u)	—	Certificate of Trust of Safety First Trust Series 2009-5 (incorporated by reference to Exhibit 3(cc) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(v)	—	Certificate of Trust of Safety First Trust Series 2009-6 (incorporated by reference to Exhibit 3(dd) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(w)	—	Certificate of Trust of Safety First Trust Series 2009-7 (incorporated by reference to Exhibit 3(ee) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(x)	—	Certificate of Trust of Safety First Trust Series 2009-8 (incorporated by reference to Exhibit 3(ff) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(y)	—	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4(a) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(z)	—	Form of the Trust Certificates Guarantee Agreement (incorporated by reference to Exhibit 4(b) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(aa)	—	Form of the Trust Certificates (incorporated by reference to Exhibit 4(c) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(bb)	—	Form of Common Securities (incorporated by reference to Exhibit 4(d) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
5(a)	—	Opinion of Douglas C. Turnbull, Esq. with respect to the Certificate Guarantee.*
5(b)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-3.**
5(c)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-4.**
5(d)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-1.**
5(e)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-2.**
5(f)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-3.**
5(g)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-4.**
5(h)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-5.**
5(i)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-6.**
5(j)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-7.**
5(k)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-1.**
5(l)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-2.**
5(m)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-3.**
5(n)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-4.**
5(o)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-5.**
5(p)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-6.**
5(q)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-7.**
5(r)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-8.**

Exhibit
Number		Description

8	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to certain federal income tax matters will be filed as an Exhibit to Current Report on Form 8-K filed by Citigroup and will be incorporated by reference.
12(a)	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (No. 1-09924)).
12(b)	—	Calculation of Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (No. 1-09924)).
23(a)	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.**
23(b)	—	Consent of Douglas C. Turnbull, Esq. (included in Exhibit 5(a)).*
23(c)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-3 (included in Exhibit 5(b)).**
23(d)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-4 (included in Exhibit 5(c)).**
23(e)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-1 (included in Exhibit 5(d)).**
23(f)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-2 (included in Exhibit 5(e)).**
23(g)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-3 (included in Exhibit 5(f)).**
23(h)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-4 (included in Exhibit 5(g)).**
23(i)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-5 (included in Exhibit 5(h)).**
23(j)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-6 (included in Exhibit 5(i)).**
23(k)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-7 (included in Exhibit 5(j)).**
23(l)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-1 (included in Exhibit 5(k)).**
23(m)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-2 (included in Exhibit 5(l)).**
23(n)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-3 (included in Exhibit 5(m)).**
23(o)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-4 (included in Exhibit 5(n)).**
23(p)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-5 (included in Exhibit 5(o)).**
23(q)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-6 (included in Exhibit 5(p)).**
23(r)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-7 (included in Exhibit 5(q)).**
23(s)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-8 (included in Exhibit 5(r)).**

Exhibit
Number		Description

23(t)	—	Consent of Cleary Gottlieb Steen & Hamilton LLP will be filed as an Exhibit to a Current Report on Form 8-K filed by Citigroup and will be incorporated by reference.
24(a)	—	Powers of Attorney of Citigroup Inc. Directors.**
25(a)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-3.**
25(b)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-4.**
25(c)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-1.**
25(d)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-2.**
25(e)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-3.**
25(f)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-4.**
25(g)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-5.**
25(h)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-6.**
25(i)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-7.**
25(j)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-1.**
25(k)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-2.**
25(l)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-3.**
25(m)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-4.**
25(n)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-5.**

Exhibit
Number		Description

25(o)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-6.**
25(p)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-7.**
25(q)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-8.**
25(r)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-3.**
25(s)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-4.**
25(t)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-1.**
25(u)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-2.**
25(v)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-3.**
25(w)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-4.**
25(x)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-5.**
25(y)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-6.**
25(z)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-7.**
25(aa)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-1.**
25(bb)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-2.**
25(cc)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-3.**

Exhibit
Number		Description

25(dd)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-4.**
25(ee)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-5.**
25(ff)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-6.**
25(gg)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-7.**
25(hh)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-8.**

*	Filed herewith.

**	Filed previously.

Item 17.  Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the Registrants undertake that in a primary offering of securities of the Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or their securities provided by or on behalf of the registrants; and

(iv) Any other communication that is an offer in the offering made by the Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Safety First Trust Series 2007-3, Safety First Trust Series 2007-4, Safety First Trust Series 2008-1, Safety First Trust Series 2008-2, Safety First Trust Series 2008-3, Safety First Trust Series 2008-4, Safety First Trust Series 2008-5, Safety First Trust Series 2008-6, Safety First Trust Series 2008-7, Safety First Trust Series 2009-1, Safety First Trust Series 2009-2, Safety First Trust Series 2009-3, Safety First Trust Series 2009-4, Safety First Trust Series 2009-5, Safety First Trust Series 2009-6, Safety First Trust Series 2009-7 and Safety First Trust Series 2009-8 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 2011.

SAFETY FIRST TRUST SERIES 2007-3
(formerly SAFETY FIRST TRUST SERIES 2006-4)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2007-4
(formerly SAFETY FIRST TRUST SERIES 2006-5)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-1
(formerly SAFETY FIRST TRUST SERIES 2006-6)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-2
(formerly SAFETY FIRST TRUST SERIES 2006-7)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-3
(formerly SAFETY FIRST TRUST SERIES 2006-8)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-4
(formerly SAFETY FIRST TRUST SERIES 2006-9)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-5
(formerly SAFETY FIRST TRUST SERIES 2006-10)

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-6

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2008-7

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-1

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-2

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-3

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-4

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-5

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-6

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-7

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SAFETY FIRST TRUST SERIES 2009-8

By:	/s/ Stephen Gehrmann
Name: Stephen Gehrmann
Title: Regular Trustee

By:	/s/ James McFadden
Name: James McFadden
Title: Regular Trustee

By:	/s/ Petrus Weel
Name: Petrus Weel
Title: Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 2011.

CITIGROUP INC.

By:	/s/ John C. Gerspach
Name: John C. Gerspach
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on May 12, 2011.

Signatures	Title

/s/ Vikram S. Pandit Vikram S. Pandit	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Gerspach John C. Gerspach	Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Alain J.P. Belda	Director

* Timothy C. Collins	Director

* Jerry A. Grundhofer	Director

* Robert L. Joss	Director

* Michael E. O’Neill	Director

* Richard D. Parsons	Chairman of the Board

Signatures		Title

* Lawrence R. Ricciardi		Director

* Judith Rodin		Director

* Robert L. Ryan		Director

* Anthony M. Santomero		Director

* Diana L. Taylor		Director

* William S. Thompson, Jr.		Director

* Ernesto Zedillo		Director

*By:	/s/ John C. Gerspach John C. Gerspach Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 2011.

CITIGROUP FUNDING INC.

By:	/s/ Eric W. Aboaf
Name: Eric W. Aboaf

Title:	President and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, or Amendment thereto, has been signed below by the following persons in the capacities indicated on May 12, 2011.

Signature	Title

/s/ Eric W. Aboaf Eric W. Aboaf	President and Chairman (Principal Executive Officer)

/s/ Srini Vasan Srini Vasan	Executive Vice President and Chief Financial Officer(Principal Financial Officer)

/s/ Michael P. Conway Michael P. Conway	Vice President and Controller (Principal Accounting Officer)

/s/ James M. Garnett James M. Garnett	Director

/s/ Saul M. Rosen Saul M. Rosen	Director

/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Director

\

EXHIBIT INDEX

Exhibit
Number		Description

1(a)	—	Underwriting Agreement Basic Provisions for the offering of the Principal-Protected Trust Certificates being registered under this Registration Statement (incorporated by reference to Exhibit 1(a) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(a)	—	Certificate of Trust of Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4) (incorporated by reference to Exhibit 3(m) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(b)	—	Certificate of Trust of Safety First Trust Series 2007-4 (formerly Safety First Trust Series 2006-5) (incorporated by reference to Exhibit 3(n) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(c)	—	Certificate of Trust of Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6) (incorporated by reference to Exhibit 3(o) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(d)	—	Certificate of Trust of Safety First Trust Series 2008-2 (formerly Safety First Trust Series 2006-7) (incorporated by reference to Exhibit 3(p) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(e)	—	Certificate of Trust of Safety First Trust Series 2008-3 (formerly Safety First Trust Series 2006-8) (incorporated by reference to Exhibit 3(q) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(f)	—	Certificate of Trust of Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (incorporated by reference to Exhibit 3(r) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(g)	—	Certificate of Trust of Safety First Trust Series 2008-5 (formerly Safety First Trust Series 2006-10) (incorporated by reference to Exhibit 3(s) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(h)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-3 (formerly Safety First Trust Series 2006-4) (incorporated by reference to Exhibit 4(t) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(i)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2007-4 (formerly Safety First Trust Series 2006-5) (incorporated by reference to Exhibit 4(u) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(j)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-1 (formerly Safety First Trust Series 2006-6) (incorporated by reference to Exhibit 4(v) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(k)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-2 (formerly Safety First Trust Series 2006-7) (incorporated by reference to Exhibit 4(w) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(l)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-3 (formerly Safety First Trust Series 2006-8) (incorporated by reference to Exhibit 4(x) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).

Exhibit
Number		Description

4(m)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-4 (formerly Safety First Trust Series 2006-9) (incorporated by reference to Exhibit 4(y) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(n)	—	Certificate of Amendment to Certificate of Trust of Safety First Trust Series 2008-5 (formerly Safety First Trust Series 2006-10) (incorporated by reference to Exhibit 4(z) to Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 20, 2009 (No. 333-154914)).
4(o)	—	Certificate of Trust of Safety First Trust Series 2008-6 (incorporated by reference to Exhibit 3(w) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914))
4(p)	—	Certificate of Trust of Safety First Trust Series 2008-7 (incorporated by reference to Exhibit 3(x) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(q)	—	Certificate of Trust of Safety First Trust Series 2009-1 (incorporated by reference to Exhibit 3(y) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(r)	—	Certificate of Trust of Safety First Trust Series 2009-2 (incorporated by reference to Exhibit 3(z) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(s)	—	Certificate of Trust of Safety First Trust Series 2009-3 (incorporated by reference to Exhibit 3(aa) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(t)	—	Certificate of Trust of Safety First Trust Series 2009-4 (incorporated by reference to Exhibit 3(bb) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(u)	—	Certificate of Trust of Safety First Trust Series 2009-5. (incorporated by reference to Exhibit 3(cc) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(v)	—	Certificate of Trust of Safety First Trust Series 2009-6 (incorporated by reference to Exhibit 3(dd) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(w)	—	Certificate of Trust of Safety First Trust Series 2009-7 (incorporated by reference to Exhibit 3(ee) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(x)	—	Certificate of Trust of Safety First Trust Series 2009-8 (incorporated by reference to Exhibit 3(ff) to the Registrants’ Registration Statement on Form S-3 filed on October 31, 2008 (No. 333-154914)).
4(y)	—	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4(a) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(z)	—	Form of the Trust Certificates Guarantee Agreement (incorporated by reference to Exhibit 4(b) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(aa)	—	Form of the Trust Certificates (incorporated by reference to Exhibit 4(c) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
4(bb)	—	Form of Common Securities (incorporated by reference to Exhibit 4(d) to the Registrants’ Registration Statement on Form S-3 filed on July 19, 2006 (No. 333-135867)).
5(a)	—	Opinion of Douglas C. Turnbull, Esq. with respect to the Certificate Guarantee.*
5(b)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-3.**

Exhibit
Number		Description

5(c)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-4.**
5(d)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-1.**
5(e)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-2.**
5(f)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-3.**
5(g)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-4.**
5(h)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-5.**
5(i)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-6.**
5(j)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-7.**
5(k)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-1.**
5(l)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-2.**
5(m)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-3.**
5(n)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-4.**
5(o)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-5.**
5(p)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-6.**
5(q)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-7.**
5(r)	—	Opinion of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-8.**
8	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to certain federal income tax matters will be filed as an Exhibit to a Current Report on Form 8-K filed by Citigroup and will be incorporated by reference.
12(a)	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (No. 1-09924)).
12(b)	—	Calculation of Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (No. 1-09924)).
23(a)	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.**
23(b)	—	Consent of Douglas C. Turnbull (included in Exhibit 5(a)).*
23(c)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-3 (included in Exhibit 5(b)).**
23(d)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2007-4 (included in Exhibit 5(c)).**
23(e)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-1 (included in Exhibit 5(d)).**
23(f)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-2 (included in Exhibit 5(e)).**
23(g)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-3 (included in Exhibit 5(f)).**
23(h)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-4 (included in Exhibit 5(g)).**
23(i)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-5 (included in Exhibit 5(h)).**
23(j)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-6 (included in Exhibit 5(i)).**
23(k)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2008-7 (included in Exhibit 5(j)).**

Exhibit
Number		Description

23(l)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-1 (included in Exhibit 5(k)).**
23(m)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-2 (included in Exhibit 5(l)).**
23(n)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-3 (included in Exhibit 5(m)).**
23(o)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-4 (included in Exhibit 5(n)).**
23(p)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-5 (included in Exhibit 5(o)).**
23(q)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-6 (included in Exhibit 5(p)).**
23(r)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-7 (included in Exhibit 5(q)).**
23(s)	—	Consent of Dorsey & Whitney LLP with respect to Safety First Trust Series 2009-8 (included in Exhibit 5(r)).**
23(t)	—	Consent of Cleary Gottlieb Steen & Hamilton LLP will be filed as an Exhibit to a Current Report on Form 8-K filed by Citigroup and will be incorporated by reference.
24(a)	—	Powers of Attorney of Citigroup Inc. Directors.**
25(a)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-3.**
25(b)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2007-4.**
25(c)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-1.**
25(d)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-2.**
25(e)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-3.**
25(f)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-4.**
25(g)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-5.**
25(h)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-6.**
25(i)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2008-7.**

Exhibit
Number		Description

25(j)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-1.**
25(k)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-2.**
25(l)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-3.**
25(m)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-4.**
25(n)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-5.**
25(o)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-6.**
25(p)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-7.**
25(q)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of Safety First Trust Series 2009-8.**
25(r)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-3.**
25(s)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2007-4.**
25(t)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-1.**
25(u)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-2.**
25(v)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-3.**
25(w)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-4.**
25(x)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-5.**
25(y)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-6.**

Exhibit
Number		Description

25(z)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2008-7.**
25(aa)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-1.**
25(bb)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-2.**
25(cc)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-3.**
25(dd)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-4.**
25(ee)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-5.**
25(ff)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-6.**
25(gg)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-7.**
25(hh)	—	Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee Agreement with respect to Safety First Trust Series 2009-8.**

*	Filed herewith.

**	Filed previously.